EXECUTION COPY

AMENDMENT NO. 3 TO FIFTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 3 TO FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of May 19, 2015 (this “Amendment”), is entered into in connection with that certain FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 27, 2012 (as amended, supplemented, restated or replaced from time to time, the “Agreement”), by and among CAC WAREHOUSE FUNDING CORPORATION II, a Nevada corporation, (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, (“Credit Acceptance”) as the originator, the servicer or the custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION, as an investor for the VFCC Purchaser Group (an “Investor”) and the other Investors from time to time party thereto, VARIABLE FUNDING CAPITAL COMPANY, LLC, a Delaware limited liability company (“VFCC”), a CP conduit or a lender, and the other CP conduits from time to time party thereto, WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (“WFS”), as deal agent (the “Deal Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with its headquarters in San Francisco, California (“Wells Fargo”), as the liquidity agent for the VFCC Purchaser Group (a “Liquidity Agent”) and the other Liquidity Agents from time to time party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the backup servicer (in such capacity, the “Backup Servicer”) and collateral agent (in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENTS
WHEREAS, each of the signatories hereto is party to the Agreement; and
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
AGREEMENT
SECTION 1.Definitions. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Agreement.
SECTION 2.Amendments.
2.1    The Agreement is hereby amended by deleting each reference to “$325,000,000” contained therein and replacing such reference with “$400,000,000.”
2.2    Section 4.1(x) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

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“The Borrower is not, and will not, as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In determining that the Borrower is not an “investment company,” the Borrower is entitled to rely on the exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Borrower. The Borrower is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.””
SECTION 3.Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
SECTION 4.Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 6.Agreement to Remain in Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Agreement to “herein,” or words of like import, and all references to the Agreement in any agreement or document shall hereafter be deemed to refer to the Agreement as amended hereby.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
SECTION 9.Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time and the giving of notice, could result in a Termination Event or a Servicer Termination Event.
SECTION 10.Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.

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[Signatures begin on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
CAC WAREHOUSE FUNDING
CORPORATION II, as Borrower
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

CREDIT ACCEPTANCE CORPORATION,
as the Servicer and Custodian

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

WELLS FARGO SECURITIES, LLC,
as Deal Agent

By: /s/ Chad Kobos
Name: Chad Kobos
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Investor
By: /s/ Leah W. Miller
Name: Leah W. Miller
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer and Collateral Agent

By: /s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

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Amendment No. 3 to Fifth Amended and Restated
Loan and Security Agreement
21042241.4.BUSINESS